Exhibit 99.1

FOR IMMEDIATE RELEASE

J.Crew Group, Inc. Announces Record Date and Special Meeting to Vote on Merger, Preliminary Results of the “Go Shop” Period, Settlement of Delaware Litigation and Amendment to Merger Agreement

New York – January 18, 2011- J.Crew Group, Inc. (NYSE: JCG) today announced that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote upon a proposal to adopt the merger agreement (as amended pursuant to the memorandum of understanding described below) between the Company and affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. J. Crew stockholders of record at the close of business on Friday, January 21, 2011, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting is scheduled to be held on Tuesday, March 1, 2011. The Company has received notice from the Federal Trade Commission granting early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Accordingly, the condition to closing in the merger agreement with respect to the expiration of the applicable waiting periods under the HSR Act has been satisfied. Despite an active and extensive solicitation of potentially interested parties in connection with the “go-shop” period since the announcement of the merger agreement, the Company has not received any alternative acquisition proposals to date.

J. Crew today also announced that it and the other defendants have entered into a memorandum of understanding with the Delaware plaintiffs to settle, subject to court approval, the putative class action lawsuit pending in Delaware chancery court against the Company and others in connection with the proposed acquisition of J. Crew by affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. On January 18, 2011, J. Crew, and affiliates of TPG Capital and Leonard Green entered into an amendment to the merger agreement implementing certain terms of the memorandum of understanding.

Pursuant to the memorandum of understanding, the merger agreement was amended, including to extend the expiration date of the “go-shop” period from January 15, 2011 to February 15, 2011, to reduce the termination fee payable by J. Crew in certain circumstances to $20 million, plus expense reimbursement in an amount not to exceed $5 million, to eliminate in certain circumstances the match rights of affiliates of TPG Capital and Leonard Green and to provide that the transaction must be approved by a majority of our unaffiliated stockholders. The memorandum of understanding also contemplates a one-time payment of $10 million by J.Crew or its insurers to the class of shareholder plaintiffs represented in the suit payable upon consummation of the acquisition of J. Crew by affiliates of TPG Capital and Leonard Green.

During the continuation of the “go-shop” process, the Company will be permitted, on the terms and subject to the conditions of the merger agreement, to continue to initiate, solicit and encourage inquiries from and engage in discussions with third parties relating to alternative acquisition proposals.

About J.Crew Group, Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of January 18, 2011, the Company operates 249 retail stores (including 220 J.Crew retail stores, 9 crewcuts and 20 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com and 85 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a definitive proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The definitive proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation:

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Company Contact:

James S. Scully

Chief Administrative Officer and

Chief Financial Officer

(212) 209-8040

Media Contact:

Margot Fooshee

Senior Vice President

Marketing & Public Relations

(212) 209-2717